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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Community Bank System, Inc. of our report dated January 29, 2000 relating to the financial statements, which appears in Community Bank System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                /s/ PricewaterhouseCoopers LLP


Syracuse, New York
October 19, 2000